Exhibit 99.1

Hyperdynamics to Hold Business Update Investor Conference Call February 1

SUGAR LAND, Texas, Jan 11, 2010 /PRNewswire via COMTEX News Network/ -- Hyperdynamics Corporation (NYSE Amex: HDY) will host an investor conference call at 10 a.m. Central Time on Monday, February 1, to provide an overall business update and to discuss recent developments.

Investors may participate in the call either by phone or audio webcast.

    By Phone:    Dial 480-629-9818 at least 10 minutes before the call.

                 A telephone replay will be available through February 15 by dialing 303-590-3030 and using the access code 4200612.

    By Webcast:  Visit the Events and Presentations page of Hyperdynamics'
                 Investor Relations website at
                 http://investors.hyperdynamics.com/events.cfm.  Please log on at least 10 minutes early to register and download any
                 necessary audio software.

                 A replay of the audio webcast will be available shortly after the call.

    Questions:   Investors participating by phone may ask a question live
                 during the call.  Participants also may send questions in
                 advance for senior management to address during the call by clicking on the "submit a question" link under the February 1 conference call/webcast link.

About Hyperdynamics

Hyperdynamics is an emerging independent oil and gas exploration and production company that is exploring for oil and gas offshore the Republic of Guinea in West Africa. To find out more, visit our website at www.hyperdynamics.com.

HDY-IR

    Contacts:   Dennard Rupp Gray & Easterly, LLC
                Ken Dennard, Managing Partner
                Jack Lascar, Partner
                (713) 529-6600
                Anne Pearson, Sr. Vice President
                (210) 408-6321

SOURCE Hyperdynamics Corporation

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